FLEETCOR ANNOUNCES REBRANDING TO CORPAY
Adopting New Ticker CPAY on March 25, 2024

ATLANTA – March 7, 2024 – FLEETCOR Technologies, Inc. (NYSE: FLT) (“the Company”) a leading global payments company, announced today its plans to rebrand the Company to Corpay. The name change better reflects the Company’s current portfolio of corporate payment solutions. This name change will take effect on March 25, 2024 when the Company’s stock begins trading on the New York Stock Exchange under the new ticker symbol CPAY.

“The Corpay name better represents what we do now, which is provide corporate payment solutions. We will use Corpay as the go-to-market brand for our Corporate Payments segment and retain our existing popular go-to-market brands in our Vehicle Payments and Lodging Payments segments,” said Ron Clarke, Chairman and Chief Executive Officer of FLEETCOR.

Corpay Facts

•S&P 500® company
•Serves over 800,000 business customers globally
•2023 revenues of $3.75 billion
•Number one B2B commercial Mastercard® issuer in North America
•Named to Newsweek’s list of Top 100 Most Loved Workplaces®

About Corpay
Corpay (NYSE: CPAY) is a global S&P500 corporate payments company that helps businesses and consumers pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (such as fueling and parking), travel expenses (e.g. hotel bookings) and payables (e.g. paying vendors). This results in our customers saving time and ultimately spending less.
Corpay – Payments made easy.
To learn more visit www.corpay.com

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Contacts
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com
Media Relations
Chad Corley, 770-729-5021
Chad.corley@fleetcor.com